Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 28, 2004 relating to the consolidated financial statements of CHS Inc., which appears in CHS Inc.’s Annual Report on Form 10-K for the year ended August 31, 2004.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
December 9, 2004